SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2006

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On January 26, 2006, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), entered into a retention letter with its Senior Vice President, Technical Operations, Lindon M. Fellows.  Mr. Fellows’s retention letter is identical to the retention letters entered into with other executive officers of Cubist on December 13, 2005, as reported in Cubist’s Current Report on Form 8-K filed on December 16, 2005.  A copy of the form of this retention letter was filed as Exhibit 10.4 to the December 16, 2005 Form 8-K and is incorporated herein by reference.  Under the terms of Mr. Fellows’s retention letter, Mr. Fellows is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary if Cubist terminates his employment without cause (as defined in the retention letter).  If Mr. Fellows’s employment is terminated by Cubist without cause or by Mr. Fellows for good reason (as defined in the retention letter) within twenty-four months after a change-in-control of Cubist, then Mr. Fellows is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary plus bonus, the immediate vesting of any unvested options in Cubist stock granted to Mr. Fellows prior to the change-in-control, and the maintenance of Mr. Fellows’s medical and dental insurance coverage for a period of up to eighteen months after the termination of Mr. Fellows’s employment.  The term of the retention letter runs from the date of execution until three years after the date of execution or until two years after a change-in-control, whichever is later.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: February 1, 2006